Tidal ETF Trust 485BPOS

Exhibit 99(g)(i)(25)

TWENTY-FIFTH AMENDMENT

TO THE CUSTODY AGREEMENT

THIS TWENTY-FIFTH AMENDMENT effective as of the last date in the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit B to:

Add the following funds:

●	Unusual Whales Subversive Democratic Trading ETF
●	Unusual Whales Subversive Republican Trading ETF
●	FolioBeyond Enhanced Fixed Income Premium ETF

Remove the following funds:

●	SoFi Be Your Own Boss ETF

●	SoFi Weekly Dividend ETF

●	SoFi Web 3 ETF

●	SoFi Smart Energy ETF

●	Subversive Cannabis ETF

Reflect the following name changes:

●	Unlimited HFEM Emerging Markets Return Tracker ETF to Unlimited HFEM Emerging Markets ETF

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF to Unlimited HFEQ Equity Long/Short ETF

●	Unlimited HFEV Event Driven Return Tracker ETF to Unlimited HFEV Event Driven ETF

●	Unlimited HFMF Managed Futures Return Tracker ETF to Unlimited HFMF Managed Futures ETF

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF to Unlimited Ultra HFND Multi-Strategy ETF

●	Unlimited HFGM Global Macro Return Tracker ETF to Unlimited HFGM Global Macro ETF

●	Unlimited HFFI Fixed Income Return Tracker ETF to Unlimited HFFI Fixed Income ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/Eric Falkeis	By:	/s/Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	11/22/2024	Date:	12/03/2024

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series applying Appendix C fees

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Enhanced Yield ETF

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF FolioBeyond Alternative Income and Interest Rate Hedge ETF FolioBeyond Enhanced Fixed Income Premium ETF Residential REIT ETF Intelligent Real Estate ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEQ Equity Long/Short ETF

Unlimited HFGM Global Macro ETF

Unlimited HFEV Event Driven ETF

Unlimited HFFI Fixed Income ETF

Unlimited HFEM Emerging Markets ETF

Unlimited HFMF Managed Futures ETF

Unlimited Ultra HFND Multi-Strategy ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Academy Veteran Impact ETF

Unusual Whales Subversive Democratic Trading ETF

Unusual Whales Subversive Republican Trading ETF